Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value of $0.0001 per share, of TuSimple Holdings Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2022.

SUN DREAM INC

By:	/s/ Charles Guowei Chao
Name:	Charles Guowei Chao
Title:	Sole Director

Sina Corporation

By:	/s/ Bonnie Yi Zhang
Name:	Bonnie Yi Zhang
Title:	Chief Financial Officer

Sina Group Holding Company Limited

By:	/s/ Charles Guowei Chao
Name:	Charles Guowei Chao
Title:	Sole Director

New Wave MMXV Limited

By:	/s/ Charles Guowei Chao
Name:	Charles Guowei Chao
Title:	Sole Director

Charles Guowei Chao

/s/ Charles Guowei Chao